Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Metropolitan Series Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated February 18, 2005 relating to the Large Cap Portfolio, a series of The Travelers Series Trust, in this registration statement of Metropolitan Series Fund, Inc.

/s/ KPMG LLP

New York, New York

April 26, 2006

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Metropolitan Series Fund, Inc.

We consent to the use of our report, incorporated herein by reference, dated February 18, 2005, relating to the High Yield Bond Trust in this registration statement of Metropolitan Series Fund, Inc.

/s/ KPMG LLP

New York, New York

April 26, 2006